Exhibit 10.72

Memorandum on Amendment to PayPay Money Payment Facilitator Agreement

PayPay Corporation (“PP”) and Yahoo Japan Corporation (the “Payment Facilitator”; together with PP, the “Parties”) hereby enter into this Memorandum on Amendment to PayPay Money Payment Facilitator Agreement regarding the PayPay Money Payment Facilitator Agreement (Yahoo Administration No.: YJ18-10052756; the “Original Agreement”) dated January 1, 2019 between the Parties as follows. Unless otherwise specifically provided for in this Memorandum, the terms used in this Memorandum have the same meanings as defined in the Original Agreement.

Article 1  Amendment to Article 12 of the Original Agreement

The Parties agree to amend Article 12, Paragraph 1 of the Original Agreement as follows. Amendments are indicated with underlines in the “(After amendment).”

(Before amendment)

Article 12  Merchant Fees; Costs

1.

The Payment Facilitator shall pay to PP the amount obtained by multiplying the total amount of the one-month total of charges for Goods, Etc. settled by PayPay Money (to be calculated from the 1st day until the last day of each month) by the Fee Rate prescribed in Exhibit 2 as the merchant fee for the use of PayPay Money by the Payment Facilitator.

(After amendment)

Article 12  Merchant Fees; Costs

1.

The Payment Facilitator shall pay to PP the amount obtained by multiplying the amount of charges for Goods, Etc. per transaction settled by PayPay Money by the Fee Rate prescribed in Exhibit 2 as the merchant fee for the use of PayPay Money by the Payment Facilitator (if there is a fraction less than one yen, the fraction is rounded to the nearest whole number in the manner prescribed by PP). However, PP shall give prior notice to the Payment Facilitator of the details of changes, if any, in the manner of the treatment of fractional numbers.

Article 2  Amendment to Article 26 of the Original Agreement

The Parties agree to amend Article 26 of the Original Agreement as follows. Amendments are indicated with underlines in the “(After amendment).”

(Before amendment)

Article 26  Changes to Agreement Terms and Conditions

The Parties must agree in writing in order to change any of the terms and conditions of this Agreement or any Exhibits or the like attached to this Agreement.

(After amendment)

Article 26  Changes to Agreement Terms and Conditions; Application of Rider of Use of API

1.	The Parties must agree in writing in order to change any of the terms and conditions of this Agreement or any Exhibits or the like attached to this Agreement.

2.

The Parties confirm that the Rider of Use of API for PayPay Online Settlement attached as Exhibit 4 to this Agreement will apply to the Parties (in the Rider of Use of API for PayPay Online Settlement, and the “Merchant” means the Payment Facilitator.).

Article 3  Amendment to Article 19, Paragraph 1 of Exhibit 1 of the Original Agreement

The Parties agree to amend Article 19, Paragraph 1 of the PayPay Money Merchant Terms attached as Exhibit 1 to the Original Agreement as follows. Amendments are indicated with underlines in the “(After amendment).”

(Before amendment)

Article 19  Cancellation and Withholding of Payment of Adjusted Amount

1.	PP shall not bear any obligation to a Merchant to pay the Adjusted Amount for PayPay Money Transactions in the case of any of the following circumstances:

(1) through (11)   Omitted.

(12)	if the Merchant otherwise breaches the Agreement.

(After amendment)

Article 19  Cancellation and Withholding of Payment of Adjusted Amount

1.	PP shall not bear any obligation to a Merchant to pay the Adjusted Amount for PayPay Money Transactions in the case of any of the following circumstances:

(1) through (11)   Omitted.

(12)

if a person other than a User conducts PayPay Money Transactions illegally, or PP is aware of the likelihood thereof; provided, however, that if such PayPay Money Transactions arise due to a reason attributable to PP, PP shall bear obligations to a Merchant to pay the Adjusted Amount for such PayPay Money Transactions; and

(13)	if the Merchant otherwise breaches the Agreement.

Article 4  Addition of Exhibit 4

The Special Terms of Use of API for PayPay Online Settlement attached as Exhibit 4 to the end of this Memorandum will be added to the Original Agreement as it constitutes a part of the Original Agreement.

Article 5  Supplement to Agreement

The provisions of the Original Agreement other than those amended by this Memorandum shall apply in full force.

Article 6  Term

This Memorandum shall take effect as of the execution date as described at the end of this Memorandum and remain in effect until the termination date of the Original Agreement.

(The space below has been intentionally left blank.)

In witness whereof, this Memorandum is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

May 31, 2019

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corporation

Ichiro Nakayama, Representative Director [seal]

Payment Facilitator:	1-3 Kioicho, Chiyoda-ku, Tokyo

Yahoo Japan Corporation

Kentaro Kawabe, President & CEO [seal]

4